Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 333-208571) pertaining to the Avangrid, Inc. Omnibus Incentive Plan of Avangrid, Inc. of our report dated April 1, 2016 with respect to the consolidated and combined financial statements and schedule included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

July 21, 2016